Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Announces Third Quarter and Fiscal Year 2024 Financial Results

Mitchel Field, NY, March 14, 2024 – Frequency Electronics, Inc. (“FEI” or the “Company”) (NASDAQ-FEIM) is reporting revenues for the three-month and nine-month periods of fiscal 2024, ended January 31, 2024, of approximately $13.7 million and $39.7 million, respectively, compared to revenues of $10.6 million and $27.8 million, respectively, for the same periods of fiscal year 2023, ended January 31, 2023. Operating loss for the third quarter of fiscal year 2024 was $0.5 million compared to an operating income of $0.3 million for the same period of fiscal year 2023. Operating Income for the nine months ended January 31, 2024 was $2.5 million compared to an operating loss of $5.1 million for the nine months ended January 31, 2023. Net Income from operations for the three and nine months ended January 31, 2024 was $0.1 million or $0.01 per diluted share and $3.0 million or $0.32 per diluted share, respectively, compared to net losses from operations for the three and nine month ended January 31, 2023 of $0.3 million or ($0.03) per diluted share and $5.7 million or ($0.62) per diluted share, respectively.

FEI President and CEO, Tom McClelland commented, “In the third quarter of fiscal year 2024 we experienced continued revenue growth, reflecting the company’s ability to meet the highly technical needs of its customers in an expanding total addressable market. The backlog of $67 million at the end of Q3 is an all-time high for the company, driven in part by the meaningful contract wins we announced in November. That being said, we are reporting an operating loss for the quarter of $0.5 million, attributable to technical challenges primarily on a single new development program. Because we are often working on next generation programs with significant technological advancements, such temporary setbacks are not only an inevitable part of the business, they are necessary in order to keep pushing our technology development forward. We are aggressively managing this program and are confident that the overruns are largely behind us, and that overall we will still generate an operating profit for the year. In addition, the knowledge base and “lessons learned” from such setbacks help position us for improved performance on potential follow-on business. The gross margin performance in this quarter is not reflective of the strong gross margin trends we have recently exhibited, and we are continuing to work towards higher gross margins overall, as we have detailed on recent earnings calls. I believe our overall efforts have put us on a sustainable positive trajectory for growth, profitability and cash flow, and we anticipate generating significant free cash flow in the fourth quarter. The Company remains committed to achieving sustained profitability and cash generation going forward.”

Fiscal Year 2024 Selected Financial Metrics and Other Items

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For the three and nine months ended January 31, 2024, revenues from satellite payloads were approximately $6.8 million, or 50%, and $16.3 million, or 41%, respectively, of consolidated revenues compared to $5.0 million, or 47%, and $12.8 million, or 46% for the same period of the prior year.

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For the three and nine months ended January 31, 2024, revenues for non-space U.S. Government/DOD customers were $6.0 million, or 44%, and $21.0 million, or 53%, respectively, of consolidated revenues compared to $5.0 million, or 47%, and $13.0 million, or 47%, respectively, for the same period of the prior year.

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For the three and nine months ended January 31, 2024, revenues from other commercial and industrial sales accounted for approximately $0.9 million, or 7%, and $2.3 million, or 6%, respectively, of consolidated revenues compared to approximately $0.7 million, or 6%, and $2.0 million, or 7%, respectively, for the same period of the prior year.

-	Net cash provided in operations was $1.2 million in the nine months of fiscal year 2024, compared to net cash provided by operations of $1.9 million for the same period of fiscal year 2023.

-	Backlog at January 31, 2024 was approximately $67 million compared to $57 million at April 30, 2023.

Investor Conference Call

As previously announced, the Company will hold a conference call to discuss these results on Thursday, March 14, 2024, at 4:30 PM Eastern Time. Investors and analysts may access the call by dialing 1-888-506-0062. International callers may dial 1-973-528-0011. Callers should provide participant access code: 835888 or ask for the Frequency Electronics conference call.

The archived call may be accessed by calling 1-877-481-4010 (domestic), or 1-919-882-2331 (international), for one week following the call (replay passcode: 50136). Subsequent to that, the call can be accessed via a link available on the Company’s website through June 14, 2024.

About Frequency Electronics

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency generation and RF control products for space and terrestrial applications. Frequency’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and electronic warfare, missiles, UAVs, aircraft, GPS, secure communications, energy exploration and wireline and wireless networks. Frequency has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

Frequency’s Mission Statement: “Our mission is to provide precision time and low phase noise frequency generation systems from 1 Hz to 50 GHz, for space and other challenging environments.”

Subsidiaries and Affiliates: FEI-Zyfer provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications; FEI-Elcom Tech provides Electronic Warfare (“EW”) sub-systems and state-of-the-art RF microwave products. Additional information is available on the Company’s website: www.frequencyelectronics.com

Forward-Looking Statements

The statements in this press release regarding future earnings and operations and other statements relating to the future constitute “forward-looking” statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, our inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, reliance on key customers, continued acceptance of the Company’s products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, other supply chain related issues, increasing costs for materials, operating related expenses, competitive developments, changes in manufacturing and transportation costs, the availability of capital, the outcome of any litigation and arbitration proceedings, and failure to maintain an effective system of internal controls over financial reporting. The factors listed above are not exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the Securities and Exchange Commission. The Company’s Annual Report on Form 10-K fiscal year ended April 30, 2023, filed on July 27, 2023 respectively, with the Securities and Exchange Commission includes additional factors that could materially and adversely impact the Company’s business, financial condition and results of operations, as such factors are updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New factors emerge from time to time and it is not possible for management to predict the impact of all these factors on the Company’s business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by the Company or its management may turn out to be incorrect. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact information: Dr. Thomas McClelland, President and Chief Executive Officer;

Steven Bernstein, Chief Financial Officer;

TELEPHONE: (516) 794-4500 ext.5000          WEBSITE:         www.freqelec.com

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	(unaudited)		(unaudited)
	2024	2023	2024	2023
Revenues	$13,714	$10,620	$39,698	$27,773
Cost of Revenues	10,610	7,155	27,396	23,963
Gross Margin	3,104	3,465	12,302	3,810
Selling and Administrative	2,619	2,357	7,473	6,383
Research and Development	958	783	2,304	2,492
Operating income (loss)	(473)	325	2,525	(5,065)
Interest and Other, Net	609	(638)	463	(676)
Income (loss) before Income Taxes	136	(313)	2,988	(5,741)
Provision for Income Taxes	6	3	19	6
Net income (loss)	$130	$(316)	$2,969	$(5,747)

Net income (loss) per share:
Basic and diluted income (loss) per share	$0.01	$(0.03)	$0.32	$(0.62)

Weighted average shares outstanding
Basic and Diluted	9,440	9,349	9,408	9,328

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2024	April 30, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$11,663	$12,049
Accounts Receivable, net	5,410	4,622
Contract Assets	10,572	10,009
Inventories, net	23,159	20,526
Other Current Assets	1,276	1,101
Property, plant, and equipment, net	6,232	7,093
Other Assets	12,168	11,714
Right-of-Use Assets – Operating Leases	6,323	7,382
Restricted Cash	941	-
	$77,744	$74,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Lease Liability - current	$1,783	$1,753
Contract Liabilities	18,370	18,586
Other Current Liabilities	7,871	6,942
Other Long-term Obligations	8,331	8,446
Operating Lease Liability – non-current	4,716	5,883
Stockholders’ Equity	36,673	32,886
	$77,744	$74,496